                      -------------------------------------
                      -------------------------------------


                           ASSET ACQUISITION AGREEMENT

                           AND PLAN OF REORGANIZATION

                            Dated as of July 3, 1996

                                  By and Among

                                 COMMCOCCC, INC.

                              CCC MILLIMETER, L.P.

                    COLUMBIA MILLIMETER COMMUNICATIONS, L.P.

                          COLUMBIA CAPITAL CORPORATION

                                 COMMCO, L.L.C.

                     ADVANCED RADIO TECHNOLOGIES CORPORATION

                                       and

                          ADVANCED RADIO TELECOM CORP.

                      -------------------------------------
                      -------------------------------------

                                             TABLE OF CONTENTS




ARTICLE I



          DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

ARTICLE II



          TRANSFER AND ACQUISITION . . . . . . .. . . . . . . . . . . . . . . . . . . . . . . . . .     8
             Section    2.1   Transfer and Acquisition. . . . . . . . . . . . . . . . . . . . . . .     8
             Section    2.2   No Assumption of Liabilities  . . . . . . . . . . . . . . . . . . . .     8
ARTICLE III



          CLOSING . . . . . .   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
             Section    3.1   Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
ARTICLE IV



          DELIVERIES . . . .    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
             Section    4.1   Deliveries to Tech  . . . . . . . . . . . . . . . . . . . . . . . . .     9
             Section    4.2   Deliveries to CommcoCCC . . . . . . . . . . . . . . . . . . . . . . .     9

ARTICLE  V



REPRESENTATIONS OF COMMCOCCC ENTITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
             Section    5     Representations with respect to CommcoCCC Entities  . . . . . . . . .     9
             Section    5.1   Corporate Existence . . . . . . . . . . . . . . . . . . . . . . . . .     9
             Section    5.2   Power and Authority . . . . . . . . . . . . . . . . . . . . . . . . .    10
             Section    5.3   Enforceability, etc.  . . . . . . . . . . . . . . . . . . . . . . . .    10
             Section    5.4   Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
             Section    5.5   Subsidiaries and Investments  . . . . . . . . . . . . . . . . . . . .    10
             Section    5.6   Consents, Approvals and Non-Contravention . . . . . . . . . . . . . .    10
             Section    5.7   Balance Sheet . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
             Section    5.8   Material Adverse Change . . . . . . . . . . . . . . . . . . . . . . .    11
             Section    5.9   Absence of Undisclosed Liabilities  . . . . . . . . . . . . . . . . .    11
             Section    5.10  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
             Section    5.11  Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
             Section    5.12  38 GHz Authorizations . . . . . . . . . . . . . . . . . . . . . . . .    12
             Section    5.13  Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . .    13
             Section    5.14  Investment Company Act  . . . . . . . . . . . . . . . . . . . . . . .    13
             Section    5.15  Brokers, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
             Section    5.16  Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14


                                                   -i-

             Section    5.17  Contracts and Commitments . . . . . . . . . . . . . . . . . . . . . .    14
             Section    5.18  Customers and Suppliers . . . . . . . . . . . . . . . . . . . . . . .    14
             Section    5.19  Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
             Section    5.20  FCC and Other Governmental Reports  . . . . . . . . . . . . . . . . .    14
             Section    5.21  Accredited Investors  . . . . . . . . . . . . . . . . . . . . . . . .    14
             Section    5.22  Assumptions, Guaranties, Etc. of Indebtedness of Other Persons. . . .    15



ARTICLE VI



          REPRESENTATIONS OF ART COMPANIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
             Section    6     Representations with respect to the ART Companies . . . . . . . . . .    15
             Section    6.1   Corporate Existence . . . . . . . . . . . . . . . . . . . . . . . . .    15
             Section    6.2   Power and Authority . . . . . . . . . . . . . . . . . . . . . . . . .    16
             Section    6.3   Enforceability, etc.  . . . . . . . . . . . . . . . . . . . . . . . .    16
             Section    6.4   Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
             Section    6.5   Telecom, Subsidiaries and Investments . . . . . . . . . . . . . . . .    17
             Section    6.6   Consents, Approvals and Non-Contravention . . . . . . . . . . . . . .    17
             Section    6.7   SEC Filings; Financial Statements . . . . . . . . . . . . . . . . . .    18
             Section    6.8   Material Adverse Change . . . . . . . . . . . . . . . . . . . . . . .    18
             Section    6.9   Absence of Undisclosed Liabilities  . . . . . . . . . . . . . . . . .    18
             Section    6.10  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
             Section    6.11  Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19
             Section    6.12  Other Relationships . . . . . . . . . . . . . . . . . . . . . . . . .    19
             Section    6.13  38 GHz Authorizations . . . . . . . . . . . . . . . . . . . . . . . .    19
             Section    6.14  Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . .    20
             Section    6.15  Investment Company Act  . . . . . . . . . . . . . . . . . . . . . . .    20
             Section    6.16  Brokers, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
             Section    6.17  Contracts and Commitments . . . . . . . . . . . . . . . . . . . . . .    21
             Section    6.18  Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
             Section    6.19  Assumptions, Guaranties, Etc. of Indebtedness of Other Persons  . . .    21



ARTICLE VII



          COVENANTS . . . . .   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
             Section    7.1   Conduct of Business of CommcoCCC and the ART Companies  . . . . . . .    22
             Section    7.2   Exclusive Dealing . . . . . . . . . . . . . . . . . . . . . . . . . .    22
             Section    7.3   Application for Commission Consent  . . . . . . . . . . . . . . . . .    22
             Section    7.4   Other Governmental Consents . . . . . . . . . . . . . . . . . . . . .    22
             Section    7.5   Third Party Consents  . . . . . . . . . . . . . . . . . . . . . . . .    23
             Section    7.6   Restrictive Agreements Prohibited . . . . . . . . . . . . . . . . . .    23
             Section    7.7   Dividends and Distributions; Acquisition of Capital Stock . . . . . .    23


                                                   -ii-

             Section    7.8   Additional Negative Covenants of CommcoCCC  . . . . . . . . . . . . .    23
             Section    7.9   Corporate Existence . . . . . . . . . . . . . . . . . . . . . . . . .    24
             Section    7.10  Additional Affirmative Covenants  . . . . . . . . . . . . . . . . . .    24
             Section    7.11  Reasonable Best Efforts . . . . . . . . . . . . . . . . . . . . . . .    24
             Section    7.12  Review of Tech and CommcoCCC  . . . . . . . . . . . . . . . . . . . .    24
             Section    7.13  Disclosure to Parties . . . . . . . . . . . . . . . . . . . . . . . .    24
             Section    7.14  CommcoCCC Obligation to Provide Information . . . . . . . . . . . . .    24
             Section    7.15  Financial Reports . . . . . . . . . . . . . . . . . . . . . . . . . .    25
             Section    7.16  Public Announcements  . . . . . . . . . . . . . . . . . . . . . . . .    25
             Section    7.17  Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . .    25
             Section    7.18  Distribution of Tech Securities Pursuant to Plan of Reorganization  .    26


             Section    7.19  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
             Section    7.20  Negative Covenants of the ART Companies . . . . . . . . . . . . . . .    26
             Section    7.22  Tax Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . .    28

ARTICLE VIII



          CONDITIONS TO TECH'S OBLIGATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    28
             Section    8     Conditions to Tech's Obligations  . . . . . . . . . . . . . . . . . .    28
             Section    8.1   Truth of Representations and Warranties . . . . . . . . . . . . . . .    28
             Section    8.2   Performance . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    28
             Section    8.3   No Litigation Threatened  . . . . . . . . . . . . . . . . . . . . . .    29
             Section    8.4   Commission Consent  . . . . . . . . . . . . . . . . . . . . . . . . .    29
             Section    8.5   Governmental Approvals; Consents  . . . . . . . . . . . . . . . . . .    29
             Section    8.6   Opinion of CommcoCCC's Counsel  . . . . . . . . . . . . . . . . . . .    29
             Section    8.7   Noncompetition Agreement  . . . . . . . . . . . . . . . . . . . . . .    29
             Section    8.8   CommcoCCC Coverage Pops . . . . . . . . . . . . . . . . . . . . . . .    29
             Section    8.9   NASDAQ Listing. . . . . . . . . . . . . . . . . . . . . . . . . . . .    29
             Section    8.10  Certificate.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    29

ARTICLE IX



          CONDITIONS TO COMMCOCCC's OBLIGATIONS . . . . . . . . . . . . . . . . . . . . . . . . . .    30
             Section    9     Conditions to the CommcoCCC's Obligations . . . . . . . . . . . . . .    30
             Section    9.1   Truth of Representations and Warranties . . . . . . . . . . . . . . .    30
             Section    9.2   Performance . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30
             Section    9.3   No Material Adverse Change  . . . . . . . . . . . . . . . . . . . . .    30
             Section    9.4   No Litigation Threatened  . . . . . . . . . . . . . . . . . . . . . .    30
             Section    9.5   Commission Consent  . . . . . . . . . . . . . . . . . . . . . . . . .    30
             Section    9.6   Governmental Approvals; Consents  . . . . . . . . . . . . . . . . . .    30
             Section    9.7   Tax Opinions of CommcoCCC's Counsel . . . . . . . . . . . . . . . . .    31
             Section    9.8   Other Opinions of Tech's Counsel  . . . . . . . . . . . . . . . . . .    31


                                                  -iii-

             Section    9.9   Equity and Debt Offerings . . . . . . . . . . . . . . . . . . . . . .    31
             Section    9.10  ART Coverage Pops . . . . . . . . . . . . . . . . . . . . . . . . . .    31
             Section    9.11  CLC Option Agreement  . . . . . . . . . . . . . . . . . . . . . . . .    31

             Section    9.12  Tech Board Representation . . . . . . . . . . . . . . . . . . . . . .    31
             Section    9.13  NASDAQ Listing. . . . . . . . . . . . . . . . . . . . . . . . . . . .    31
             Section    9.14  Certificate.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    31

ARTICLE X



          INDEMNIFICATION . .   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    31
             Section    10.1  Indemnification by the CommcoCCC Entities . . . . . . . . . . . . . .    31
             Section    10.2  Threshold for Indemnification . . . . . . . . . . . . . . . . . . . .    33
             Section    10.3  Indemnification by the ART Companies. . . . . . . . . . . . . . . . .    34
             Section    10.4  Third Party Claims  . . . . . . . . . . . . . . . . . . . . . . . . .    35
             Section    10.5  Notice of Direct Claims . . . . . . . . . . . . . . . . . . . . . . .    35
ARTICLE XI



          NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . .    36
             Section    11    No Survival of Representations and Warranties . . . . . . . . . . . .    36

ARTICLE XII



          OFFER, SALE AND RESALE OF TECH SECURITIES . . . . . . . . . . . . . . . . . . . . . . . .    36
             Section    12.1  Limitations on Disposition  . . . . . . . . . . . . . . . . . . . . .    36
             Section    12.2  Legends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    36
ARTICLE XIII



          MISCELLANEOUS         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    37
             Section    13.1  Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    37
             Section    13.2  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . .    37
             Section    13.3  Captions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    37
             Section    13.4  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    37


             Section    13.5  Parties in Interest . . . . . . . . . . . . . . . . . . . . . . . . .    39
             Section    13.6  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    39
             Section    13.7  Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . .    39
             Section    13.8  Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    39
             Section    13.9  Third Party Beneficiaries . . . . . . . . . . . . . . . . . . . . . .    39
             Section    13.10 Termination and Abandonment . . . . . . . . . . . . . . . . . . . . .    39


                                                 EXHIBITS

     Exhibit A                Bridge Notes
     Exhibit B                CLC Option Agreement
     Exhibit C                CLC Right of First Offer Agreement
     Exhibit D                Columbia Right of First Offer Agreement
     Exhibit E                Coverage Pops
     Exhibit F                Management Agreement
     Exhibit G                Noncompetition Agreement
     Exhibit H                Registration Rights Agreement
     Exhibit I                Security Agreement
     Exhibit J                Warrants
     Exhibit K                Tax Opinion of CommcoCCC's Counsel

                                                SCHEDULES

     Schedule 5.4             Capitalization
     Schedule 5.6             Consents, Approvals and Non-Continuation
     Schedule 5.7             Balance Sheet
     Schedule 5.8             Material Adverse Change
     Schedule 5.9             Absence of Undisclosed Liabilities
     Schedule 5.10            Taxes
     Schedule 5.11            Litigation
     Schedule 5.12            38 GHz Authorization
     Schedule 5.15            Brokers
     Schedule 5.17            Contracts and Commitments
     Schedule 6.6             Consents, Approvals and Non-Contravention
     Schedule 6.8             Material Adverse Change
     Schedule 6.10            Taxes
     Schedule 6.13            38 GHz Authorizations
     Schedule 6.16            Brokers
     Schedule 6.17            Contracts and Commitments

             ASSET ACQUISITION AGREEMENT AND PLAN OF REORGANIZATION



     THIS ASSET ACQUISITION AGREEMENT AND PLAN OF REORGANIZATION (the "AGREEMENT"), dated as of July 3, 1996, by and among COMMCOCCC, INC., a Delaware corporation ("COMMCOCCC"), CCC MILLIMETER, L.P., a Delaware limited partnership ("CCC"), COLUMBIA MILLIMETER COMMUNICATIONS, L.P., a Delaware limited partnership ("CMC"), COMMCO, L.L.C., a Delaware limited liability company ("CLC"), COLUMBIA CAPITAL CORPORATION, a Virginia corporation ("COLUMBIA"), ADVANCED RADIO TECHNOLOGIES CORPORATION, a Delaware corporation ("TECH"), and ADVANCED RADIO TELECOM CORP., a Delaware corporation ("TELECOM") (Tech and Telecom are sometimes collectively hereinafter referred to as the "ART COMPANIES").

                                    RECITALS:

     1. CommcoCCC owns, or has the right to acquire and at the closing will own, 38 GHz Authorizations covering approximately 90,000,000 Coverage Pops, and intends to transfer these 38 GHz Authorizations and its other assets to Tech on the terms and conditions and for the consideration described in this Agreement.

     2. Tech and Telecom, either directly or through joint ventures or partnerships which they control, own, or have the right to acquire and at the Closing will own or lease, 38 GHz Authorizations covering approximately 93,000,000 Coverage Pops, and Tech intends to acquire the CommcoCCC Assets on the terms and conditions and for the consideration described in this Agreement.

     3. CommcoCCC, Tech and Telecom desire to combine their ownership of 38 GHz Authorizations and construct and operate 38 GHz telecommunication networks as a single Business.

     4. In order to combine their Businesses, CommcoCCC, Tech and Telecom intend to consummate the following series of transactions (the "TRANSACTIONS"):

          a.   The ART Reorganization;

          b. The issuance by Tech of Tech Common Stock to the public in the Equity Offering;

          c. The issuance to the public by Tech of units consisting of its senior discount notes and warrants to purchase Tech Common Stock in the Debt Offering; and

          d.   The Acquisition.

The ART Reorganization is a condition to the closing of the Equity Offering and the Debt Offering, which in turn are conditions to the Asset Acquisition. The FCC Consent is a condition to the Asset Acquisition.

     5.   It is intended that the ART Reorganization qualify as a reorganization
described in Section   368(a)(1)(B) of the Code, that the Asset Acquisition
qualify as a reorganization described in Section   368(a)(1)(C) of the Code, and
that the ART Reorganization, the Equity Offering and the Asset Acquisition together qualify as transfer to a controlled corporation, Tech, under Section 351 of the Code, with the result that neither the shareholders of CommcoCCC nor Telecom shall recognize income or gain under the Code as a result of combining the Businesses of Tech, Telecom and CommcoCCC into a single Business.

     6. The purpose of this Agreement is to set forth the terms and conditions of the Asset Acquisition and to constitute an agreement and plan of reorganization with respect to the foregoing transactions.

     NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

     "ACQUISITION" means the acquisition of the CommcoCCC Assets in exchange for the Tech Securities pursuant to this Agreement.

     "AFFILIATES" means as to any Person, any other Person that, directly or indirectly, alone or through others, controls, is controlled by or is under common control with such Person. For purposes of this definition "controls" (including with correlative meanings, the terms "controlled by" and "under common control with" as applied to any Person) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

     "AGREEMENT" means this Asset Acquisition Agreement and Plan of Reorganization.

     "ART COMPANIES" mean Tech and Telecom.

     "ART FINANCIAL STATEMENTS" means the financial statements contained in the ART Registration Statements.

     "ART REGISTRATION STATEMENTS" mean the Equity Registration Statement and the Debt Registration Statement.

     "ART REORGANIZATION" means the transaction pursuant to which a wholly-owned subsidiary of Tech shall be merged with and into Telecom with Telecom's existing shareholders (other than Tech) receiving shares of Tech Common Stock as disclosed in the Preliminary ART Registration Statements.

     "ART WEST" means ART West Joint Venture, a general partnership governed by Delaware law, between Tech and Extended Communications, Inc.

     "ASSIGNMENT APPLICATION" means the application or applications requesting the Commission's written consent to the assignment of the 38 GHz Authorizations listed on SCHEDULE 5.12 from Columbia, CMC and CLC, respectively, to CommcoCCC and the subsequent assignment of such 38 GHz Authorizations by CommcoCCC to Tech.

     "BRIDGE NOTES" means the Bridge Notes due September 30, 1996 issued by Tech to each of Columbia and CLC, substantially in the form attached hereto as EXHIBIT A.

     "BUSINESS" means the provision of wireless broadband telecommunications services using point-to-point microwave transmissions in the 37.0 to 40.0 gigahertz portion of the radio spectrum.

     "CCC" means CCC Millimeter, L.P., a Delaware limited partnership.

     "CLC" means Commco, L.L.C., a Delaware limited liability company.

     "CMC" means Columbia Millimeter Communications, L.P., a Delaware limited partnership.

     "CLC OPTION AGREEMENT" means the Option Agreement dated as of the date hereof among Tech, Telecom and CLC attached hereto as EXHIBIT B.

     "CLOSING" means the consummation of the transactions as provided in Articles II and IV hereof.

     "CLOSING DATE" means the date on which the Closing takes place.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COLUMBIA" means Columbia Capital Corporation, a Virginia corporation.

     "COLUMBIA RIGHT OF FIRST OFFER AGREEMENT" means the Right of First Offer Agreement dated as of the date hereof among Columbia, CMC and Tech attached hereto as EXHIBIT D.

     "COMMCOCCC" means CommcoCCC, Inc., a Delaware corporation.

     "COMMCOCCC ASSETS" means all assets of CommcoCCC tangible and intangible, real, personal or mixed and wherever located, including but not limited to all of the 38 GHz Authorizations in the name of CommcoCCC or any of the CommcoCCC Entities' identified on SCHEDULE 5.12, all Real Estate of CommcoCCC and all cash and cash equivalents, excluding all agreements, contracts, commitments and understandings.

     "COMMCOCCC BALANCE SHEET" means the unaudited balance sheet of CommcoCCC as of June 7, 1996.

     "COMMCOCCC COMMON STOCK" means common stock, par value $.01 per share, of CommcoCCC.

     "COMMCOCCC ENTITIES" shall mean collectively CommcoCCC, CCC, CMC, CLC and Columbia.

     "COMMISSION" or "FCC" means the Federal Communications Commission.

     "COMMUNICATIONS ACT" means the Communications Act of 1934, as amended.

     "COVERAGE POPS" means (i) 100% of the human beings resident within the coverage areas of all 38 GHz Authorizations owned by the referenced Person, plus
(ii) 60% of the human beings resident within the coverage areas of all 38 GHz Authorizations which are managed or leased by such Person under agreements giving exclusive rights to such Person (together with the licensees) to utilize such 38 Ghz Authorizations for at least a five year term and entitling such Person at least 80% of the gross revenue or a substantially equivalent financial arrangement with respect to such leased or managed Authorizations, plus (iii) 80% of the human beings within the coverage areas of all 38 GHz Authorizations owned by Art West, with the number of human beings determined in each case based upon the methodology set forth on EXHIBIT E hereto, and in the case of 38 GHz Authorizations with overlapping coverage areas duplicate coverage of the same human beings shall be ignored.

     "DGCL" means the Delaware General Corporation Law.

     "DCT" means DCT Communications, Inc., a California corporation.

     "DEBT REGISTRATION STATEMENT" means the Registration Statement on Form S-1 (No. 333-03735) of Tech filed with the SEC, as amended, with respect to the Senior Discount Notes due 2006 and Warrants to purchase Tech Common Stock.

     "DEBT OFFERING" means the issuance and sale of the Senior Discount Notes due 2006 and Warrants to purchase Tech Common Stock as contemplated by the Debt Registration Statement.

     "DEBT PROSPECTUS" means the prospectus of Tech which is part of the Debt Registration Statement.

     "EMPLOYEE BENEFIT PLANS" means all employee benefit plans within the
meaning of Section   3(3) of ERISA whether or not any such Employee Benefit
Plans are otherwise exempt from the provisions of ERISA.

     "EQUITY REGISTRATION STATEMENT" means the Registration Statement of Tech on Form S-1 (No. 333-4388) filed with the SEC, as amended, with respect to the initial public offering of Tech Common Stock.

     "EQUITY OFFERING" means the initial public offering of Tech Common Stock as contemplated by the Equity Registration Statement.

     "EQUITY PROSPECTUS" means the prospectus of Tech which is part of the Equity Registration Statement, as supplemented.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "FCC CONSENT" means the Commission's grant of consent to the Assignment Application.

     "FCC RULES" means the rules, regulations and policies of the Commission.

     "FINAL AMENDMENT DATE" means the date on which the ART Companies file the last pre-effective amendment to the ART Registration Statements.

     "FINAL ORDER" means an action by the FCC, state regulatory authority or a court of competent jurisdiction as to which (i) no request for stay by the FCC, state regulatory authority or a court of competent jurisdiction, as applicable, is pending, no such stay is in effect, and, if any deadline for filing any such request is designated by statute or regulation, such deadline has passed; (ii) no petition for rehearing or reconsideration or application for review of the action is pending before the FCC, state regulatory authority or court of competent jurisdiction, as applicable, and the time for filing any such petition has passed; (iii) the FCC, state regulatory authority or court of competent jurisdiction, as applicable, does not have the action under reconsideration on its own motion and the time for such reconsideration has passed; and (iv) no appeal to a court of competent jurisdiction, or request for stay by a court of competent jurisdiction, of the FCC's, the state regulatory authority's or the court's action, as applicable, is pending or in effect and, if any deadline for filing any such appeal or request is designated by statute or rule, such deadline has passed.

     "GAAP" means generally accepted accounting principles in the United States of America, consistently applied throughout the indicated periods.

     "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "INTEREST" means any equity ownership of any kind of any Person, including without limitation, equity ownership represented by common stock, preferred stock, securities convertible into or exercisable for the purchase or other acquisition of common stock (including convertible debentures, warrants and options), trust certificates, general or limited partnership interests or limited liability company member interests.

     "INVESTMENT" means any purchase or other acquisition of (i) any Interest in any Person, (ii) any radio frequency spectrum, (iii) any capital contribution to such Person or (iv) any other investment in such Person.

     "LIENS" means liens, claims, charges and other encumbrances.

     "LOAN DOCUMENTS" means the Bridge Notes, the Security Agreement and the Warrants.

     "MANAGEMENT AGREEMENT" means the Management Agreement dated as of the date hereof among Tech and the CommcoCCC Entities attached hereto as EXHIBIT F.

     "MATERIAL ADVERSE CHANGE" with respect to any Person means a material adverse change in the financial condition, business, assets, results of operations or prospects of such Person, other than as a result of adverse changes to the wireless telecommunications industry in general.

     "MATERIAL ADVERSE EFFECT" with respect to any Person means a material adverse effect on the financial condition, business, assets, results of operations or prospects of such Person, other than as a result of adverse changes to the wireless telecommunications industry in general.

     "NONCOMPETITION AGREEMENT" means the Noncompetition Agreement dated as of the Closing Date among CCC, CMC, Columbia and Tech, relating to the limitations on CCC, CMC and Columbia from engaging in the Business, substantially in the form attached hereto as EXHIBIT G.

     "NPRM" shall mean the notice of proposed rulemaking issued by the FCC on December 15, 1995, 61 FR 2465, Proposed Rules, Federal Communications Commission
(FCC), 47 CFR Parts 1, 2, 21 and 94 [FCC 95-500], Fixed Point-to-Point Microwave Service, Friday, January 26, 1996, Action: Proposed Rule, Federal Register Vol. 61 No. 18.

     "PENDING APPLICATION" means an application that was filed with the FCC prior to November 13, 1995, to obtain a 38 GHz Authorization, which as of the date hereof has not been granted or dismissed by the FCC, and which was placed on public notice by the FCC and held in abeyance pursuant to the NPRM.

     "PERMITS" means all licenses, permits, orders, consents, approvals, registrations, authorizations, qualifications and filings under all federal, state, local or foreign laws with governmental or regulatory bodies, except for the 38 GHz Authorizations and the Pending Applications.

     "PERSON" means any individual, partnership, corporation, trust, unincorporated organization, limited liability company, association, joint venture or other entity or a government, agency, political subdivision, instrumentality or division thereof.

     "POPS" mean the aggregate number of human beings resident within a particular geographic area determined based upon methodology set forth on EXHIBIT E hereto.

     "PRELIMINARY ART REGISTRATION STATEMENTS" means Amendment No. 1 to the Equity Registration Statement and Amendment No. 1 to the Debt Registration Statement as filed with the SEC on July 3, 1996 and July 3, 1996, respectively.

     "REAL ESTATE" means real property, including roof tops, and improvements, whether owned or leased.

     "REGISTRATION RIGHTS AGREEMENT" means the Second Restated and Amended Registration Rights Agreement dated the date hereof among the ART Companies and certain of their stockholders named therein attached hereto as EXHIBIT H.

     "SEC" means the Securities and Exchange Commission.

     "SECURITY AGREEMENT" means the Security Agreement dated as of the date hereof between Tech, as debtor, and Columbia, as collateral agent for the benefit of Columbia and CLC under the Bridge Notes, pursuant to which the debtor will grant security interests in the assets of Tech to secure the repayment of the Bridge Notes, substantially in the form attached hereto as EXHIBIT I.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "SUBSIDIARY" of any Person means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other Persons performing similar functions are at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person.

     "TECH" means Advanced Radio Technologies Corporation, a Delaware corporation.

     "TECH COMMON STOCK" means common stock, par value $.001 per share, of Tech.

     "TECH SECURITIES" means 16,500,000 shares of Tech Common Stock (after giving effect to the ART Reorganization and related stock split) issued in exchange for the CommcoCCC Assets pursuant to Article II of this Agreement, adjusted to reflect the effect of any other subsequent stock split, reverse split, stock dividend, reorganization, recapitalization or other like change with respect to the Tech Common Stock.

     "TELECOM" means Advanced Radio Telecom Corp., a Delaware corporation.

     "TELECOM ONE" means Telecom One, Inc.

     "TELECOM WARRANTS" means Warrants outstanding as of the date hereof to purchase in the aggregate 2,302,136 shares of Common Stock of Telecom.

     "TRANSACTION DOCUMENTS" means the agreements and instruments to be executed and delivered in connection herewith.

     "38 GHZ AUTHORIZATIONS" means construction permits and licenses granted by the FCC for the construction and operation of millimetric microwave telecommunications systems on specific 100 MHz channels between 37.0 GHz and
40.0 GHz on the radio frequency spectrum within specified geographic footprints.

     "WARRANTS" mean the Common Stock Purchase Warrants to purchase an aggregate of 50,000 shares of Tech Common Stock (after giving effect to the ART Reorganizations and related stock split), substantially in the form attached hereto as EXHIBIT J.

                                   ARTICLE II

                            TRANSFER AND ACQUISITION

     Section 2.1 TRANSFER AND ACQUISITION. Subject to the terms and conditions hereof, CommcoCCC hereby agrees to transfer, and Tech hereby agrees to acquire all of the CommcoCCC Assets. Tech will issue the Tech Securities in exchange for all of the CommcoCCC Assets, free and clear of all Liens and the other agreements of the CommcoCCC Entities hereunder.

     Section 2.2 NO ASSUMPTION OF LIABILITIES. Tech shall not assume any obligations, debts, liabilities or commitments of any nature whatsoever, whether matured or unmatured or whether fixed or contingent. CommcoCCC agrees that it shall retain and remain unconditionally liable for all of its obligations, debts, liabilities and commitments.

                                   ARTICLE III

                                     CLOSING

     Section 3.1 CLOSING. Subject to the provisions of Articles VIII and IX, the closing of the transactions contemplated by this Agreement shall take place on such date and at such time as the parties shall mutually agree at the offices of Nelson Mullins Riley & Scarborough, L.L.P., NationsBank Corporate Center, Suite 3350, 100 North Tryon Street, Charlotte, NC 28202 no later than thirty
(30) business days after the satisfaction or waiver of the conditions precedent described in Articles VIII and IX or at such other time and place as the parties shall agree.

                                   ARTICLE IV

                                   DELIVERIES

     Section 4.1 DELIVERIES TO TECH. At the Closing, the CommcoCCC Entities shall deliver to Tech: (i) a bill of sale conveying the CommcoCCC Assets, (ii) the documents required to be delivered by CommcoCCC pursuant to Article VIII hereof, and (iii) such other documents and instruments as Tech may reasonably request.

     Section 4.2 DELIVERIES TO COMMCOCCC. At the Closing, Tech shall deliver to CommcoCCC: (i) certificates representing the Tech Securities issued in such names and amounts as CommcoCCC may direct, (ii) the documents required to be delivered by Tech pursuant to Article IX hereof, and (iii) such other documents and instruments as CommcoCCC may reasonably request.

                                   ARTICLE  V

                      REPRESENTATIONS OF COMMCOCCC ENTITIES

     Section 5 REPRESENTATIONS WITH RESPECT TO COMMCOCCC ENTITIES. Each of the CommcoCCC Entities represents and warrants, jointly and severally, as follows:

     Section 5.1 CORPORATE EXISTENCE. Each of the CommcoCCC Entities, if a corporation, has been duly incorporated, and, if not a corporation, has been duly organized, is validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or use of its assets or properties, or the conduct or nature of its business, makes such qualification necessary (except for jurisdictions in which the failure to so qualify or be in good standing would not be reasonably likely to have a Material Adverse Effect). Each of the CommcoCCC Entities has all requisite corporate power and authority to conduct its business and own its properties as now conducted and owned. The CommcoCCC Entities have provided Tech with true and correct copies of each of the CommcoCCC Entities' organizational documents as in effect on the date hereof and its by-laws as in effect on the date hereof.

     Section 5.2 POWER AND AUTHORITY. Each of the Commco Entities has all requisite corporate power and authority, and as of the Closing Date will have taken all required corporate and other action necessary, to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby.

     Section 5.3 ENFORCEABILITY, ETC. This Agreement and all Transaction Documents to be executed and delivered in connection herewith by any of the CommcoCCC Entities have been, or will be as of the Closing Date, duly executed and delivered by the applicable CommcoCCC Entity and, assuming that this Agreement and the Transaction Documents, as applicable, are or will be as of the Closing Date, duly executed and delivered by, and are within the power and authority of each of the other parties thereto, constitute, or will constitute, the legal, valid and binding obligation of each of the CommcoCCC Entities, as applicable, enforceable against it in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

     Section 5.4 CAPITALIZATION. Set forth on SCHEDULE 5.4 hereof (the "COMMCOCCC CAPITALIZATION SCHEDULE") is a true and complete statement of the capitalization of CommcoCCC, including a list of all holders of Interests of or in CommcoCCC (and the amount and type of such Interests). Except as set forth on the CommcoCCC Capitalization Schedule, CommcoCCC has not issued any Interests in CommcoCCC, nor are any Interests in CommcoCCC (or any rights to acquire or purchase any Interests in CommcoCCC) outstanding. The CommcoCCC Capitalization Schedule also sets forth a true and complete description, in reasonable detail, of all indebtedness owing to CommcoCCC.

     Section 5.5 SUBSIDIARIES AND INVESTMENTS. CommcoCCC does not own, directly or indirectly, of record or beneficially, any capital stock or other Interest in any Person.

     Section 5.6 CONSENTS, APPROVALS AND NON-CONTRAVENTION. Except for the FCC Consent, any consents required under the HSR Act and as set forth on
SCHEDULE 5.6 hereof, neither the execution, delivery and performance of this Agreement by any of the CommcoCCC Entities, nor the consummation of any transaction contemplated hereunder, will:

                    (a) require any consent or approval of, filing or taking of any other action with, or notice to, any Person;

                    (b) result in a breach or constitute a default under any contract, agreement, instrument or other arrangement to which any of the

                         CommcoCCC Entities is a party or by which any of them or any of the CommcoCCC Assets is bound;

                    (c) result in the creation of any Lien on any of the CommcoCCC Assets;

                    (d) violate (i) any order, writ, judgment, injunction or decree or (ii) any statute, law, rule or regulation of any court, tribunal or governmental entity or authority, applicable to or bearing upon CommcoCCC or any of its assets or business; or

                    (e)  violate any of the CommcoCCC 38 GHz Authorizations;

except as to (a), (b) and (d) above, as would not have a Material Adverse Effect on CommcoCCC Assets.

     Section 5.7 BALANCE SHEET. Set forth on SCHEDULE 5.7 hereof is a true, correct and complete copy of the CommcoCCC Balance Sheet. The CommcoCCC Balance Sheet has been prepared in accordance with GAAP applied on a consistent basis (except that the CommcoCCC Balance Sheet does not contain any notes thereto) and presents fairly the financial position of CommcoCCC at the date thereof.

     Section  5.8   MATERIAL ADVERSE CHANGE.  Except as set forth on SCHEDULE
5.8 hereof, since June 7, 1996, there has been no Material Adverse Change with respect to the CommcoCCC Assets, taken as a whole.

     Section 5.9 ABSENCE OF UNDISCLOSED LIABILITIES. Since the date of the CommcoCCC Balance Sheet, CommcoCCC had no material liabilities (matured or unmatured, fixed or contingent), which are not fully reflected or provided for on the CommcoCCC Balance Sheet, or any material loss contingency (as defined in Statement of Financial Accounting Standards No. 5) whether or not required by GAAP to be shown on the CommcoCCC Balance Sheet, except (i) obligations to perform under commitments incurred in the ordinary course of business, (ii) tax
and related liabilities which have been disclosed pursuant to Section   5.10
below and (iii) other liabilities as set forth on SCHEDULE 5.9 hereof.

     Section 5.10 TAXES. Except as set forth on SCHEDULE 5.10 hereof, CommcoCCC has accurately completed and filed or will file within the time prescribed by law (including extensions of time approved by the appropriate taxing authority) all tax returns and reports required to be filed with the Internal Revenue Service, the Commonwealth of Virginia, any other states or governmental subdivisions and all foreign countries except where the failure to file would not have a Material Adverse Effect; has paid all taxes, interest, penalties, assessments or deficiencies shown to be due (or, to the knowledge of CommcoCCC, claimed by such authority or jurisdiction to be due) on or in respect of such tax returns and reports; and has established reserves, to the knowledge of the CommcoCCC Entities, adequate for all taxes accrued but not yet payable. CommcoCCC knows of (i) no other federal, state, county, municipal or foreign taxes (or other liabilities in respect thereof) which are due and payable by CommcoCCC which have not been so paid, (ii) no other federal, Delaware, state, county, municipal or foreign tax returns or reports which are required to be filed which have not been so filed, (iii) no other unpaid assessment for, or any fact which would constitute grounds for the assessment of, additional taxes or penalties for any fiscal period or any basis, thereof and (iv) no material tax lien, whether imposed by any federal, state, county, municipal or foreign taxing authority, outstanding against the assets or business of CommcoCCC. Neither the federal nor state income tax returns of CommcoCCC have been audited.

     Section  5.11  LITIGATION.  As of the date hereof, except as set forth on
SCHEDULE 5.11, there are no actions, suits, proceedings, orders, investigations or claims pending or, to the best of CommcoCCC Entities' knowledge, threatened against or affecting any of the CommcoCCC Entities, the CommcoCCC Assets or any other of its assets, its business or any of its directors or employees, at law or in equity, before any court, arbitration panel, tribunal or governmental department, commission, board, bureau, agency or instrumentality (i) which could have a Material Adverse Effect on the CommcoCCC Assets or (ii) in connection with the Acquisition hereby. None of the CommcoCCC Entities is in default with respect to any judgment, order, writ, injunction or decree of any court or governmental agency, except where such default will not have a Material Adverse Effect on CommcoCCC before the Closing Date or on Tech after the Closing Date, and there are no unsatisfied judgments against any of the CommcoCCC Entities other than any as to which the time for payment has not elapsed, including by reason of any appeal.

     Section 5.12 38 GHZ AUTHORIZATIONS. Set forth on SCHEDULE 5.12 hereof are all 38 GHz Authorizations owned by CommcoCCC or that CommcoCCC has rights to acquire and manage exclusively as of the date hereof, including the city and population covered by the geographic footprint of each 38 GHz Authorization (the "COMMCOCCC 38 GHZ AUTHORIZATIONS"). The statements made to the FCC in the applications for the CommcoCCC 38 GHz Authorizations were true and correct at the time made and at the time the FCC issued the relevant CommcoCCC 38 GHz Authorizations. The CommcoCCC 38 GHz Authorizations were duly issued by the FCC, are in full force and effect, and contain all the conditions placed upon the entire authorization for each market, except as are found in the FCC Rules. The CommcoCCC 38 GHz Authorizations permit Columbia, CMC, CLC or CommcoCCC to operate within the service area and on the channels specified. Columbia, CMC or CLC has good and marketable title to the CommcoCCC 38 GHz Authorizations (subject to FCC Rules on transfers of ownership) free and clear of any Liens, management or service agreements, whether oral or written, other than the rights of CommcoCCC under the stock purchase agreement and related assignment agreements and construction and management agreements entered into by Columbia, CMC, CLC and CommcoCCC on June 7, 1996, in connection with the initial capitalization of CommcoCCC. Columbia, CMC, CLC and CommcoCCC will, have fully complied with the terms of the CommcoCCC 38 GHz Authorizations, representations made to the FCC and the FCC Rules, except to the extent such failure to comply with the foregoing would not be likely to have a

Material Adverse Effect on any of the CommcoCCC 38 GHz Authorizations. There are no pending petitions for reconsideration or judicial review of the grants of the CommcoCCC 38 GHz Authorizations and the grants of the CommcoCCC 38 GHz Authorizations have become Final Orders, no longer subject to reconsideration by the FCC on its own motion or to judicial review. None of the CommcoCCC Entities has been notified of any unresolved protest to the grants of the CommcoCCC 38 GHz Authorizations or objections by the FCC or has any reason to believe that the grants of the CommcoCCC 38 GHz Authorizations will be rescinded or, except for the NPRM, in any way modified. Except for filings, if any, required
pursuant to Section   21.711 of the FCC Rules, each of Columbia, CMC, CLC or
CommcoCCC has timely made all filings, reports, paid any fees, and otherwise met all FCC applicable requirements concerning the CommcoCCC 38 GHz Authorizations, except to the extent such failure to comply with the foregoing would be likely to have a Material Adverse Effect on any of the CommcoCCC 38 GHz Authorizations. None of the CommcoCCC Entities has taken any action or failed to take any action and there are no formal or other proceedings pending against any of them with respect to any of the CommcoCCC 38 GHz Authorizations that could reasonably be expected to lead to the revocation, cancellation, forfeiture or failure to renew any license issued to Columbia, CMC, CLC or CommcoCCC. There are no outstanding notices of apparent liability against Columbia, CMC, CLC or CommcoCCC. None of the CommcoCCC Entities knows of any facts relating to it or its Affiliates that could reasonably be expected to cause the FCC to deny its approval of the Assignment Application or revoke or restrict any of the CommcoCCC 38 GHz Authorizations or deny its approval of or place restrictions on the consummation of the Acquisition, and should any such facts come to the attention of any of the CommcoCCC Entities, its officers or directors, they will promptly notify the ART Companies and take all reasonable measures to remove any such impediments to consent. Each of the CommcoCCC Entities is fully qualified to be an FCC licensee and does not violate FCC requirements pertaining to the CommcoCCC 38 GHz Authorizations, including without limitation, rules restricting alien ownership of FCC licenses.

     Section 5.13 COMPLIANCE WITH LAWS. The CommcoCCC Entities and the conduct of their respective businesses is in compliance with all applicable laws, statutes, ordinances, rules, regulations and orders of any federal, foreign, state or local government and any other governmental department or agency, and any judgment, decision, decree or order of any court or governmental agency, department or authority except where the failure to comply would not have a Material Adverse Effect on the CommcoCCC Assets.

     Section 5.14 INVESTMENT COMPANY ACT. CommcoCCC is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     Section 5.15 BROKERS, ETC. Except as set forth on SCHEDULE 5.15 hereof, none of the CommcoCCC Entities is obligated to pay any fee or commission in connection with, any broker, finder or other similar Person in connection with any of the transactions contemplated by this Agreement.

     Section 5.16 DISCLOSURE. This Agreement and the exhibits, schedules, attachments, written statements, documents, certificates and other items delivered in connection with this Agreement do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. There is no fact which CommcoCCC has not disclosed to the ART Companies in writing and of which any of its officers, directors or executive employees is aware (other than general economic conditions and the NPRM) and which has had or would reasonably be expected to have a Material Adverse Effect upon the existing or expected financial condition, operating results, assets, customer or supplier relations, employee relations or business prospects of CommcoCCC.

     Section 5.17 CONTRACTS AND COMMITMENTS. Except as expressly contemplated by this Agreement or set forth on SCHEDULE 5.17 hereof, CommcoCCC is not a party to, or otherwise bound by, any material written or oral contract or instrument or other restriction or any other written or oral contract or instrument or other restriction affecting the CommcoCCC Assets.

     Section 5.18 CUSTOMERS AND SUPPLIERS. As of the date hereof, there are no customers or suppliers of CommcoCCC.

     Section 5.19 PROPERTIES. CommcoCCC has good and marketable title to, free and clear of any liens, claims, pledges, mortgages, charges, options or other encumbrances, and the right to possession of, all of the CommcoCCC Assets.

     Section 5.20 FCC AND OTHER GOVERNMENTAL REPORTS. All reports required to be filed with the FCC by CommcoCCC, Columbia, CMC or CLC with respect to the business of CommcoCCC have been timely filed and are accurate and complete in all material respects. All material reports required to be filed with all other governmental or administrative authorities, federal, state and local, by CommcoCCC with respect to the business of CommcoCCC have been timely filed and are accurate and complete in all material respects.

     Section  5.21  ACCREDITED INVESTORS.

                    (a) Each of the CommcoCCC Entities is an "accredited investor" within the meaning of Rule 501 under the Securities Act and was not organized for the specific purpose of acquiring the Tech Securities;

                    (b) each of the CommcoCCC Entities has sufficient knowledge and experience in investing in companies similar to Tech in terms of Tech's stage of development so as to be able to evaluate the risks and merits of its investment in Tech and it is able financially to bear the risks thereof;

                    (c) each of the CommcoCCC Entities has had an opportunity to discuss the business, management and financial affairs of Tech with Tech's management and has received (or had made available to it) any financial and business documents requested by it;

                    (d) the Tech Securities being acquired by each of the CommcoCCC Entities are being acquired for its own account and not with a view to or for sale in connection with any unregistered distribution thereof in violation of the Securities Act or any state securities act;

                    (e) each of the CommcoCCC Entities understands that (i) the Tech Securities must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration,
                         (ii) Tech will make a notation on its transfer books to such effect and (iii) the Tech Securities will bear a legend to such effect;

                    (f) none of the CommcoCCC Entities has any contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement; and

                    (g) none of the CommcoCCC Entities will violate FCC requirements, including without limitation, rules restricting alien ownership of FCC licenses, in a manner that affects Tech.

     Section 5.22 ASSUMPTIONS, GUARANTIES, ETC. OF INDEBTEDNESS OF OTHER PERSONS. CommcoCCC has not guaranteed, endorsed or otherwise become directly or contingently liable on any indebtedness of any other Person (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor, or otherwise to assure the creditor against loss), except guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

                                   ARTICLE VI
                        REPRESENTATIONS OF ART COMPANIES

     Section 6 REPRESENTATIONS WITH RESPECT TO THE ART COMPANIES. Each of the ART Companies, jointly and severally, represents and warrants as follows:

     Section 6.1 CORPORATE EXISTENCE. Each of the ART Companies is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or use of its assets or properties, or the conduct or nature of its business, makes such qualification necessary (except for jurisdictions in which the failure to so qualify or be in good standing would not be reasonably likely to have a Material Adverse Effect). The ART Companies have all requisite corporate power and authority to own their properties and to conduct the Business.
True and complete copy of the Bylaws and the Certificate of Incorporation, as in effect and as on file with the Secretary of State of the jurisdiction of incorporation, of Tech and the Bylaws and Certificate of Incorporation of Tech in the form proposed to be amended have previously been delivered to CommcoCCC.

     Section 6.2 POWER AND AUTHORITY. Each of the ART Companies has all requisite corporate power and authority, and as of the Closing Date will have taken all required corporate and other action necessary, to execute, deliver and perform this Agreement and the Transaction Documents and consummate the transactions contemplated hereby and thereby.

     Section 6.3 ENFORCEABILITY, ETC. This Agreement and all the Transaction Documents to be executed and delivered in connection herewith by either of the ART Companies have been, or will be as of the Closing Date, duly executed and delivered and, assuming that this Agreement and the Transaction Documents, as applicable, are, or as of the Closing Date will be, duly executed and delivered by, and are within the power and authority of, the other parties thereto, constitute, or will constitute, the legal, valid and binding obligations of each of the ART Companies enforceable against each of them in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

     Section  6.4   CAPITALIZATION.   As of June 19, 1996, (a) Tech had
outstanding 340 shares of Common Stock, $.01 par value, one share of Series A Preferred Stock, $.01 par value, and no options or warrants; (b) Telecom had outstanding 18,114,135 shares of Common Stock, $.001 par value, 445,550 shares of Series A Preferred Stock, $.001 par value, 114,679 shares of Series B Preferred Stock, $.001 par value, 7,363 shares of Series C Preferred Stock, $.001 par value, 61,640 shares of Series D Preferred Stock, $.001 par value, 232,826 shares of Series E Preferred Stock, $.001 par value, 48,893 shares of Series F Preferred Stock, $.001 par value, options to acquire 1,664,732 shares of Common Stock and warrants to acquire 2,302,136 shares of Common Stock; and
(c) on a pro forma basis assuming consummation of the ART Reorganization, Tech would have outstanding 30,086,498 shares of Common Stock, $.001 par value (of which 20,073,443 shares would have been issued in the ART Reorganization to existing shareholders of Telecom in respect of Telecom Stock), options to acquire 1,664,732 shares of Common Stock, and Telecom would have outstanding 1,000 shares of Common Stock, all of which will be held by Tech, and warrants to acquire 2,302,136 shares of Tech Common Stock. As of the date hereof, assuming consummation of the 29,450.16 to 1 stock split, owners of Telecom Stock hold an aggregate of 276,095 shares of Tech Common Stock. As of the date hereof, there are no other outstanding Interests in Tech or Telecom. The Tech Securities have been duly authorized and will as of the Closing Date be validly issued, fully paid and non-assessable and will be delivered to

CommcoCCC as of the Closing Date, free and clear of any Liens, preemptive rights, escrows, options, rights of first refusal or other agreements, or any other restrictions affecting rights and other incidents of record and beneficial ownership, other than (i) as set forth herein and (ii) restrictions on transferability imposed generally under the Securities Act and under the securities laws of the several states and the rules and regulations issued in respect thereto (such state laws, rules and regulations being, collectively, "BLUE SKY LAWS"). Assuming the accuracy of the representations and warranties and the compliance with the covenants made by CommcoCCC herein, the issuance and delivery of the shares of Tech Securities is exempt from the registration requirements of the Securities Act and the Blue Sky Laws or have been qualified as may be necessary.

     Section 6.5 TELECOM, SUBSIDIARIES AND INVESTMENTS. Upon consummation of the ART Reorganization, Tech will own all the outstanding shares of capital
stock and all other Interests of Telecom other than the Telecom Warrants.   All
outstanding shares of capital stock of Telecom have been duly authorized and validly issued and are fully paid and nonassessable. Except as disclosed in the Preliminary ART Registration Statements, as of the date hereof, Tech does not own, directly or indirectly, of record or beneficially any capital stock or other Interest in any Person.

     Section 6.6 CONSENTS, APPROVALS AND NON-CONTRAVENTION. Except for the FCC Consent, any consents required under the HSR Act and as set forth on
SCHEDULE 6.6 hereof, the execution, delivery and performance of this Agreement by each of the ART Companies, nor the consummation of any transaction contemplated hereby, do not and will not:

          (a) require any consent or approval of, filing or taking of any other action with, or notice to, any Person;

          (b) violate any provision of the Certificate of Incorporation or ByLaws of Tech or either of the ART Companies;

          (c) result in a breach of or constitute a default under any contract, agreement or instrument to which either of the ART Companies is a party or by which either is bound;

          (d) result in the creation of any Lien, on any assets of the ART Companies under any agreement to which either is a party;

          (e) violate (x) any order, writ, judgment, injunction or decree known to Tech, or (y) any statute, law, rule or regulation of any court, tribunal or governmental entity or authority, applicable to either of the ART Companies or any of their respective properties or assets; or

          (f)  violate any of the ART 38 GHz Authorizations;

except, as to (a) through (e) above, as would not have a Material Adverse Effect on the ART Companies, taken as a whole.

     Section 6.7 SEC FILINGS; FINANCIAL STATEMENTS. (a) As of the date hereof, the Preliminary ART Registration Statements conform, and as of their respective dates, the ART Registration Statements will conform, in all material respects with the requirements of the Securities Act and as of the date hereof the Preliminary ART Registration Statement does not, and as of their respective dates the ART Registration Statements will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) Each of the ART Financial Statements (including, in each case, any related notes thereto) has been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and except that the quarterly financial statements do not contain all of the footnote disclosures required to be contained in audited financial statements prepared in accordance with GAAP), and each presents fairly the consolidated financial position of Tech and Telecom, respectively, at the respective dates thereof and the consolidated results of its operations and changes in cash flows for the periods indicated, except that the unaudited interim financial statements are subject to normal and recurring year-end adjustments which are not expected to be material in amount.

     Section  6.8   MATERIAL ADVERSE CHANGE.  Except as set forth on SCHEDULE
6.8 hereof or disclosed in the Preliminary ART Registration Statements, since December 31, 1995, there has been no Material Adverse Change with respect to the ART Companies taken as a whole.

     Section 6.9 ABSENCE OF UNDISCLOSED LIABILITIES. As of the date hereof, neither of the ART Companies has any liabilities of a type required in accordance with GAAP to be reflected or reserved against (matured or unmatured, fixed or contingent), which are not fully reflected or provided for on the ART Financial Statements dated as of March 31, 1995 or otherwise set forth in the Preliminary ART Registration Statements, except obligations incurred in the ordinary course of business since March 31, 1995 or as disclosed in the Preliminary ART Registration Statements.

     Section 6.10 TAXES. Except as set forth on SCHEDULE 6.10 hereof, the ART Companies have accurately completed and filed or will file within the time prescribed by law (including extensions of time approved by the appropriate taxing authority) all tax returns and reports required to be filed with the Internal Revenue Service, the State of Delaware, any other states or governmental subdivisions and all foreign countries except, where the failure to file would not have a Material Adverse Effect; has paid all taxes, interest, penalties, assessments or deficiencies shown to be due (or, to the knowledge of the ART Companies, claimed by such authority or jurisdiction to be due) on or in respect of such tax returns and reports; and has established reserves, to the knowledge of the ART Companies, adequate for all taxes accrued but not yet payable. Neither of the ART

Companies knows of (i) any other federal, state, county, municipal or foreign taxes (or other liabilities in respect thereof) that are due and payable by the ART Companies which have not been so paid, (ii) any other federal, Delaware, state, county, municipal or foreign tax returns or reports which are required to be filed which have not been so filed, (iii) any other unpaid assessment for, or any fact which would constitute grounds for the assessment of, additional taxes or penalties for any fiscal period or (iv) any material tax lien, whether imposed by any federal, state, county, municipal or foreign taxing authority, outstanding against the assets or business of the ART Companies. Neither the federal nor state income tax returns of the ART Companies have been audited.
Neither of the ART Companies has made any election under Section   341(f) of the
Code.

     Section 6.11 LITIGATION. There are no actions, suits, proceedings, orders, investigations or claims pending or, to the best of the ART Companies' knowledge, threatened against or specifically identifying either of the ART Companies or their respective assets or business or any of their directors or employees, at law or in equity, before any court, arbitration panel, tribunal or governmental department, commission, board, bureau, agency or instrumentality
(i) which could have a Material Adverse Effect or (ii) in connection with the transactions contemplated hereby. None of the ART Companies is in default with respect to any judgment, order, writ, injunction or decree of any court or governmental agency, except where such default will not have a Material Adverse Effect, and there are no unsatisfied judgments against the ART Companies other than any as to which the time for payment has not elapsed, including by reason of any appeal.

     Section 6.12 OTHER RELATIONSHIPS. All transactions known to either of the ART Companies of a type required to be disclosed pursuant to Rule 404(a) of Regulation S-K pursuant to the Securities Act have been described in the Preliminary ART Registration Statements.

     Section 6.13 38 GHZ AUTHORIZATIONS. Set forth on SCHEDULE 6.13 hereof are all 38 GHz Authorizations owned by Tech, Telecom and ART West, and all 38 GHz Authorizations owned by DCT and Telecom One on the date hereof, including the city and population covered by the geographic footprint of each 38 GHz Authorization (the "ART 38 GHz AUTHORIZATIONS"). Tech, Telecom or ART West owns, manages exclusively or has the right to acquire all of the ART 38 GHz Authorizations. The statements made to the FCC by the owners listed on SCHEDULE
6.13 in the applications for the ART 38 GHz Authorizations were true and correct at the time made and at the time the FCC issued the relevant ART 38 GHz Authorizations. The ART 38 GHz Authorizations were duly issued by the FCC, are in full force and effect, and contain all the conditions placed upon the entire authorization for each market, except as are found in the FCC Rules. The ART 38 GHz Authorizations permit the owners listed on SCHEDULE 6.13 to operate within the service area and on the channels specified. The owners listed on SCHEDULE
6.13 have good and marketable title to the ART 38 GHz Authorizations (subject to FCC Rules on transfers of ownership) free and clear of any Lien or management or service agreement, whether oral or written, except for any of the foregoing in favor of Tech, Telecom or ART West. The owners listed on SCHEDULE 6.13 have fully complied with the terms of all ART 38 GHz Authorizations, the representations made to the FCC and the FCC Rules, except to the extent such failure to comply with the foregoing would be likely to have a Material Adverse Effect on any of the ART 38 GHz Authorizations. There are no pending petitions for reconsideration or judicial review of the grants of the ART 38 GHz Authorizations and the grants of the ART 38 GHz Authorizations have become Final Orders, no longer subject to reconsideration by the FCC on its own motion or to judicial review. None of the owners listed on SCHEDULE 6.13 has been notified of any unresolved protest to the grants of the ART 38 GHz Authorizations or objections by the FCC and, except for the NPRM, have no reason to believe that the grants of the ART 38 GHz Authorizations will be rescinded or in any way
modified.  Except for filings, if any, required pursuant to Section   21.711 of
the FCC Rules, each of the owners listed on SCHEDULE 6.13 has timely made all filings, reports, paid any fees, and otherwise met all FCC applicable requirements concerning the ART 38 GHz Authorizations, except to the extent such failure to comply with the foregoing would be likely to have a Material Adverse Effect on any of the ART 38 GHz Authorizations. None of the owners listed on
SCHEDULE 6.13 has taken any action or failed to take any action and there are no formal or other proceedings pending against the owners listed on SCHEDULE 6.13 with respect to any of the ART 38 GHz Authorizations that could reasonably be expected to lead to the revocation, cancellation, forfeiture or failure to renew any license issued to the owners listed on SCHEDULE 6.13. There are no outstanding notices of apparent liability against the owners listed on SCHEDULE
6.13.  Tech does not know of any facts relating to the owners listed on SCHEDULE
6.13 or any of their respective Affiliates that could reasonably be expected to cause the FCC to deny its approval of the Assignment Application or revoke or restrict any of the ART 38 GHz Authorizations or deny its approval of or place restrictions on the consummation of the ART Reorganization or the Acquisition, and should any such facts come to the attention of any of the Tech, their officers or directors, Tech will promptly notify CommcoCCC and take all reasonable measures to remove any such impediments to consent. Each of the owners listed on SCHEDULE 6.13 are fully qualified to be an FCC licensee and have not violated FCC requirements pertaining to the ART 38 GHz Authorizations, including without limitation, rules restricting alien ownership of FCC licenses.

     Section 6.14 COMPLIANCE WITH LAWS. The ART Companies and the conduct of their respective businesses are in compliance with all applicable laws, statutes, ordinances, rules, regulations and orders of any federal, foreign, state or local government and any other governmental department or agency, and any judgment, decision, decree or order of any court or governmental agency, department or authority, except where the failure to comply would not have a Material Adverse Effect on the ART Companies taken as a whole.

     Section 6.15 INVESTMENT COMPANY ACT. Neither of the ART Companies is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     Section 6.16 BROKERS, ETC. Except as set forth on SCHEDULE 6.16 hereof, neither of the ART Companies is obligated to pay any fee or commission in connection with, any broker, finder or other similar Person in connection with any of the transactions contemplated by this Agreement.

     Section 6.17 CONTRACTS AND COMMITMENTS. (a) Except as expressly contemplated by this Agreement or as set forth or disclosed in the Preliminary ART Registration Statements or on SCHEDULE 6.17 hereof, as of the date hereof, neither of the ART Companies is a party to, or otherwise bound by any agreement of a nature required to be disclosed in the Registration Statements pursuant to
Item 601 of Regulation S-K under the Securities Act.

          (b) Except as set forth in SCHEDULE 6.17 hereof, as of the date hereof, (a) all of the contracts, agreements and instruments set forth or described in the Preliminary ART Registration Statements or on SCHEDULE 6.17 hereof are valid, binding and enforceable against the applicable ART Company in accordance with their respective terms; (b) the applicable ART Company has performed all material obligations required to be performed by it under such contracts, agreements and instruments; (c) the applicable ART Company is not, in any material respect, in default under or in breach of, nor in receipt of any claim of default or breach, in any material respect, of any such contract, agreement or instrument to which any applicable ART Company or Subsidiary is subject; (d) no event has occurred which with the passage of time or the giving of notice or both would result in a material default, breach or event of noncompliance under any such contract, agreement or instrument; and (e) none of the ART Companies has any knowledge of any breach or anticipated breach by the other parties to any such contract or agreement.

     Section 6.18 PROPERTIES. Except as disclosed in the Preliminary ART Registration Statements, as of the date hereof, ART Companies and their Subsidiaries have good and marketable title to, free and clear of any Liens, and the right to possession of their respective material tangible and intangible property reflected in the ART Financial Statements (except for properties and assets which have been sold or disposed of in the ordinary course of business since March 31, 1995) or properties, and all such properties and assets acquired (and not disposed of) since March 31, 1995, as is requisite to the conduct of the Business.

     Section 6.19 ASSUMPTIONS, GUARANTIES, ETC. OF INDEBTEDNESS OF OTHER PERSONS. As of the date hereof, except as disclosed in the Preliminary ART Registration Statements, neither of the ART Companies has guaranteed, endorsed or otherwise become directly or contingently liable on any indebtedness of any other Person (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor, or otherwise to assure the creditor against loss), except guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

                                   ARTICLE VII

                                    COVENANTS

     Section 7.1 CONDUCT OF BUSINESS OF COMMCOCCC AND THE ART COMPANIES. During the period from the date of this Agreement to the Closing Date or the termination of this Agreement, whichever first occurs, each of CommcoCCC and the ART Companies shall conduct their respective operations and business according to its ordinary and usual course of business and use its reasonable best efforts to preserve intact its business organizations and maintain satisfactory relationships with licensors, suppliers, distributors, clients and others having material business relationships with it. Each of the CommcoCCC Entities and the ART Companies shall promptly notify (but in any event within five (5) business days) the other party of any Material Adverse Change (or event or occurrence reasonably expected to result in a Material Adverse Change) affecting such party or parties (including, without limitation, governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or adjudicatory proceedings involving any of the parties, their businesses or any of their material assets).

     Section 7.2 EXCLUSIVE DEALING. During the period from the date of this Agreement to the earlier of the Closing Date or termination of this Agreement, the CommcoCCC Entities shall not and shall cause their respective officers, directors, employees, agents or advisors or other representatives or consultants not to, directly or indirectly, encourage, solicit, initiate, participate in or otherwise be a party to any discussions or negotiations with any Person concerning any Interest in CommcoCCC, the CommcoCCC Assets, the Acquisition, or any transaction involving the sale of the business or assets of CommcoCCC. Promptly upon receiving any (or any information about any) such inquiry, expression of interest, request or proposal from or contract by any Person with respect to the transaction, the CommcoCCC Entity shall notify Tech as promptly as practicable of such inquiry, request, proposal or contact and provide Tech with all relevant information. If in writing, the CommcoCCC Entity shall deliver to Tech a copy.

     Section  7.3   APPLICATION FOR COMMISSION CONSENT.   Within ten (10)
business days after the date of this Agreement, CommcoCCC shall cause its FCC counsel, Covington & Burling, to prepare the Assignment Application. Such FCC counsel for CommcoCCC and the ART Companies shall jointly agree upon, the Assignment Application, CommcoCCC and Tech shall join in and file such Assignment Application at such time as jointly determined by such FCC counsel, and they will diligently take all steps necessary or desirable to prosecute expeditiously the Assignment Application and to obtain the Commission's determination that approval of the Assignment Application will serve the public interest, convenience and necessity. The failure of the parties to timely file or diligently prosecute its portion of the Assignment Application, or to cooperate fully with the other party with respect thereto, shall be deemed a material breach of this Agreement.

     Section 7.4 OTHER GOVERNMENTAL CONSENTS. Promptly following the execution of this

Agreement but in no event later than thirty (30) business days after the date of this Agreement, CommcoCCC and the Tech shall proceed to prepare and file with the appropriate governmental authorities (other than the Commission) such requests, if any, for approval or waiver as may be required from such governmental authorities in connection with the transactions contemplated by this Agreement, including any requests for approvals under the HSR Act. CommcoCCC and Tech shall jointly, diligently and expeditiously prosecute, and shall cooperate fully with each other in the prosecution of, such requests for approval or waiver in all proceedings necessary to secure such approvals and waivers.

     Section 7.5 THIRD PARTY CONSENTS. CommcoCCC will use all reasonable efforts to obtain the consents set forth on SCHEDULE 5.6. Tech will use all reasonable efforts to obtain the consents set forth on SCHEDULE 6.6.

     Section 7.6 RESTRICTIVE AGREEMENTS PROHIBITED. None of the parties hereto shall become a party to any agreement which by its terms restricts such party's performance of this Agreement or the consummation of the transactions contemplated hereunder.

     Section 7.7 DIVIDENDS AND DISTRIBUTIONS; ACQUISITION OF CAPITAL STOCK. Except as contemplated by the ART Reorganization and the Preliminary ART Registration Statements, neither CommcoCCC nor either of the ART Companies shall declare, pay or make any dividend or distribution with respect to, or purchase, redeem, retire, decease or otherwise acquire for value any Interest in any of CommcoCCC or the ART Companies, as the case may be.

     Section 7.8 ADDITIONAL NEGATIVE COVENANTS OF COMMCOCCC. From the date hereof until the Closing Date, CommcoCCC covenants and agrees that it shall not:

          (a) amend, modify, terminate, waive or otherwise alter any material contracts, nor breach the terms of any such contracts;

          (b) knowingly take any action or omit to take any action which would result in the material violation by CommcoCCC of any law or cause a breach in any material respect by CommcoCCC of any of the representations and warranties of CommcoCCC set forth in this Agreement;

          (c) take any other action which would reasonably be expected to cause a material decrease in the value of the CommcoCCC Assets;

          (d) consolidate or merge into or with or sell or transfer any of its assets or otherwise combine with any Person; or

          (e)  make or allow any changes or modifications to be made to its
capital structure as set forth in Section   5.4 hereto.

     Section 7.9 CORPORATE EXISTENCE. Each of CommcoCCC and the ART Companies shall maintain their respective corporate existence, rights and franchises in full force and effect.

     Section 7.10 ADDITIONAL AFFIRMATIVE COVENANTS. Each of the CommcoCCC Entities and the ART Companies shall use all reasonable efforts to maintain the accuracy of their respective representations and warranties contained in this Agreement through and including the Closing Date.

     Section 7.11 REASONABLE BEST EFFORTS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

     Section 7.12 REVIEW OF TECH AND COMMCOCCC. Upon reasonable notice, each of CommcoCCC and the ART Companies may, prior to the Final Amendment Date, through their respective representatives, review the properties, books and records of the ART Companies or CommcoCCC, as the case may be, and their financial and legal condition as each of CommcoCCC and the ART Companies deem necessary or advisable to familiarize themselves with such properties and other matters. Upon reasonable notice, each of CommcoCCC and Tech shall afford the others' officers, employees, counsel, accountants and other authorized representatives access, during reasonable business hours throughout the period prior to the Closing Date, to its premises, properties, books and records for the purpose of conducting a complete and thorough investigation and review of the businesses of the ART Companies or CommcoCCC, as the case may be.

     Section 7.13 DISCLOSURE TO PARTIES. CommcoCCC and the ART Companies covenant and agree that if any party should become aware, prior to Closing, that any of its representations, warranties or covenants is inaccurate or incapable of being performed in any material respect, written notice of such inaccuracy or incapability shall be promptly given to the other party. Nothing contained in
this Section   7.13 shall relieve the party bound by such representation, warranty or covenant from complying with all terms and conditions of this Agreement applicable to it.

     Section 7.14 COMMCOCCC OBLIGATION TO PROVIDE INFORMATION. CommcoCCC covenants and agrees to furnish to Tech written information necessary to prepare and file the Preliminary ART Registration Statement and any amendments or supplements thereto, with regard to the CommcoCCC Assets and each of the CommcoCCC Entities (the "COMMCOCCC INFORMATION"). The CommcoCCC Information that is supplied to Tech specifically for inclusion in the Preliminary ART Registration Statements shall not contain any untrue statement of a material fact, omit to state any material fact required to be stated therein, or omit any material fact necessary in order to make the statements therein not misleading. If at any time prior to the Closing Date any event or circumstance should be discovered by any of the CommcoCCC Entities with respect to CommcoCCC Information which is required to be set forth in an amendment or supplement to the ART Registration Statements, the CommcoCCC Entities shall immediately notify Tech and shall use all reasonable efforts to assist Tech in appropriately amending or supplementing the ART Registration Statements.

     Section 7.15 FINANCIAL REPORTS. Prior to the Closing Date, Tech shall furnish to CommcoCCC, within five (5) days after transmission thereof, copies of all financial statements, reports and any other general written communications which Tech sends to its stockholders and copies of all registration statements and all regular, special or periodic reports which it files, or any of its officers or directors file with respect to Tech, with the SEC or with any securities exchange on which any of its securities are then listed, and copies of all press releases and other statements made available generally by Tech to the public concerning material developments in the businesses of Tech.

     Section 7.16 PUBLIC ANNOUNCEMENTS. CommcoCCC and the ART Companies will mutually agree as to timing, form and content before issuing any press release or otherwise making any public statements with respect to the transactions contemplated herein and shall not issue any such press release or make any such public statement prior to reaching such mutual agreement, except as may be required by law or by obligations pursuant to any listing agreement with any securities exchange on which their shares are traded.

     Section 7.17 CONFIDENTIALITY. Whether or not the transactions contemplated hereby are consummated, each of the parties hereto agrees to keep confidential any and all information with respect to the other party which it has received as a result of any investigation made in connection with this Agreement, and not to disclose or use it for any purpose except in connection with the transactions contemplated hereby. Notwithstanding the foregoing, however, each of CommcoCCC and the ART Companies shall be entitled to disclose any such information (a) to their respective existing or prospective lenders or investors in connection with obtaining the financing or consents required in order to consummate the transactions contemplated hereby; (b) to the extent required by applicable law, (c) as is necessary to obtain consents to the consummation of the transactions contemplated hereby, (d) as is necessary in connection with filings, approvals or rulings to be obtained from any government agency, including, but not limited to, the Federal Trade Commission, the Department of Justice, the SEC, and the Internal Revenue Service, and (e) during the course of or in connection with any litigation, arbitration or other proceeding based upon or in connection with the subject matter of this Agreement, including, without limitation, the failure of the transactions contemplated hereby to be consummated. This obligation shall not extend to information that (i) was in the possession of the receiving party at the time of disclosure; (ii) prior to or after the time of disclosure becomes generally available to the public, not as a result of any breach of this Agreement by the receiving party or its employees, directors, officers, attorneys, lenders, advisors or agents; or (iii) is lawfully acquired by the receiving party from sources other than the other party and not known by the receiving party to be subject to a confidentiality agreement by which either party is bound; or (iv) is approved by the disclosing party in writing for release. In the event that the transactions contemplated hereunder are not consummated, the parties shall return all information received from the other parties upon such parties' request.

     Section 7.18 DISTRIBUTION OF TECH SECURITIES PURSUANT TO PLAN OF REORGANIZATION. This Agreement shall constitute a plan of reorganization to which Tech and CommcoCCC are parties. Promptly, and in any event within 12 months, following receipt of the Tech Securities in exchange for the CommcoCCC Assets, CommcoCCC shall distribute pursuant to this Agreement all of the Tech Securities received and any other assets of CommcoCCC to the shareholders of CommcoCCC in exchange for all of the issued and outstanding shares of capital stock of CommcoCCC, and following the closing and until such distributions are made CommcoCCC shall not engage in the active conduct of any trade or business except to the extent necessary to wind up its affairs.

     Section  7.19   TAXES.  It is intended that the ART Reorganization qualify
as a reorganization described in Section   368 (a)(1)(B) of the Code, that the
Acquisition qualify as a reorganization described in Section   368(a)(1)(C) of
the Code, and that the ART Reorganization, the Equity Offering and the Acquisition together qualify as transfers to a controlled corporation, Tech,
under Section   351. The parties hereto shall not file any tax return, issue any document or take any position in any administrative or judicial proceeding with respect to any tax return or document in a manner inconsistent with the preceding sentence or otherwise take any action that would prevent the intention expressed in the preceding sentence from being fulfilled.

     Section 7.20 NEGATIVE COVENANTS OF THE ART COMPANIES. Without the prior written consent of CommcoCCC (which shall not be unreasonably withheld or delayed after the consummation of the Debt Offering and the Equity Offering), from the date hereof until the Closing Date, each of the ART Companies will engage in the business described in the Preliminary ART Registration Statements, will carry on such business in the ordinary course and will not (and will not permit any of their Subsidiaries to):

          (a)  issue any of its capital stock or any other Interest, except (i)
in connection with the ART Reorganization, as disclosed in Section   6.4 hereof,
(ii) as disclosed in the Preliminary ART Registration Statements, (iii) in a transaction the purpose of which is to create a holding company, (iv) issuance of options and other awards pursuant to Tech's Equity Incentive Plan and Tech's or Telecom's Director's Stock Option Plan, (v) upon the exercise or conversion of any Interest outstanding as of the date hereof for Tech Common Stock or (vi)
with respect to any Investment permitted by Section   7.20(d);

          (b) consolidate or merge into or with, sell or transfer all or substantially all of its assets or otherwise combine with any Person (whether by operation of law or otherwise), except as contemplated by the Preliminary ART Registration Statement, in a transaction the purpose of which is to create a holding company or in a transaction in which the survivor of the consolidation or merger becomes a subsidiary;

          (c) create, incur or assume any indebtedness for borrowed money in excess of $25 million in aggregate principal amount at any time outstanding, except (i) purchase money indebtedness, the net proceeds of which are used to purchase equipment, software or systems in connection with Business of the ART Companies; provided such indebtedness is not secured by any assets or property of the ART Companies other than the equipment so acquired, (ii) without duplication of clause (d) below, indebtedness in an aggregate amount not to exceed $20 million of either of the ART Companies incurred primarily in connection with the acquisition of (A) 38 GHz Authorizations or (B) other licenses or authorizations of other spectrum approved for microwave point-to-point transmissions or (iii) indebtedness represented by the Notes issued in the Debt Offering; or

          (d) make any Investment in any Person which is not a Subsidiary, except (i) without duplication of clause (c) above, Investments in an aggregate amount not to exceed $20 million in connection with the acquisition of (A) 38 GHz Authorizations or (B) other licenses or authorizations of other spectrum approved for microwave point-to-point transmissions, or (ii) without duplication of clause (c) above, after the consummation of the Debt Offering and the Equity Offering, Investments (other than contemplated by (i) above) in connection with the operation of the Business; provided that the obligations incurred in connection with such Investments do not in the aggregate exceed $4 million.

The ART Companies shall give CommcoCCC written notice prior to taking any action
prohibited by this Section   7.20, and CommcoCCC covenants to advise the ART
Companies in writing as soon as practicable but in no event later than ten business days after receipt of such notice (i) whether or not CommcoCCC consents to such action, and (ii) if it does not consent, whether it will terminate this
Agreement pursuant to Section   13.10 hereof if such action is taken.  If
CommcoCCC has not advised the ART Companies within ten business days, CommcoCCC shall be deemed to have consented to such action.

     Section 7.21 POST CLOSING CAPITAL CONTRIBUTION REQUIRED. In the event that on the date that is six (6) months after the Closing Date (the "ADDITIONAL CONTRIBUTION DATE") any Pending Applications owned by the ART Companies have been granted, then as soon as reasonably possible thereafter Columbia, CMC and CLC shall contribute to the capital of Tech, for no additional consideration, Pending Applications owned by them that have been granted determined based upon the following formula:

          (a) determine the number of Pops covered by Pending Application owned by the ART Companies that have been granted as of such date;

          (b)  multiply the number determined in (a) above by .3413;

          (c) Columbia and CMC shall be obligated jointly to contribute 38 GHz Authorizations with respect to Pending Applications owned by them that have been granted that cover an amount of Pops equal to 53.43% of the amount determined in
(b) above, and CLC shall be obligated to contribute 38 GHz Authorizations with respect to Pending Applications owned by it that have been granted that cover an amount of Pops equal to 46.57% of the amount determined in (b) above; provided that neither Columbia, CMC nor CLC shall have any obligation to contribute more 38 GHz Authorizations resulting from Pending Applications that are owned by it on the Additional Contribution Date.

Columbia, CMC and CLC shall select the 38 GHz Authorizations to be contributed, which selected 38 GHz Authorizations shall cover no less than the number of Pops described in clause (c) above. Columbia and CMC shall make no transfer of any 38 GHz Authorizations resulting from a Pending Application prior to the Additional Contribution Date unless after giving effect to such transfer Columbia and CMC continue to own 38 GHz Authorizations resulting from Pending Applications covering at least 1,068,600 Pops. CLC shall make no transfer of any 38 GHz Authorization resulting from a Pending Application prior to the Additional Contribution Date unless after giving effect to such transfer CLC shall continue to own 38 GHz Authorization resulting from Pending Applications covering at least 931,400 Pops.

     Section 7.22 TAX CERTIFICATES. The Company shall provide to CommcoCCC the officers' certificates contemplated in the opinion provided for in Section 9.7, which shall be true and correct in all material respects.

                                  ARTICLE VIII

                        CONDITIONS TO TECH'S OBLIGATIONS

     Section 8 CONDITIONS TO TECH'S OBLIGATIONS. The obligations of Tech to consummate the Acquisition in accordance with this Agreement shall be subject to the satisfaction, at or before the Closing Date, of each of the following conditions any one or more of which may be waived by Tech:

     Section 8.1 TRUTH OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the CommcoCCC Entities contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (other than those representations and warranties of the CommcoCCC Entities made as of a certain date, which shall be true and correct only as of such date), except for changes after the date hereof which are contemplated or expressly permitted by this Agreement and further, except to the extent that any breach thereof does not in the aggregate have a Material Adverse Effect on the CommcoCCC Assets.

     Section 8.2 PERFORMANCE. Each and all of the agreements, obligations, covenants, or conditions required by this Agreement to be performed or complied with by the CommcoCCC

Entities, on or before the Closing Date pursuant to the terms hereof shall have been duly performed or complied with in all material respects.

     Section 8.3 NO LITIGATION THREATENED. No action or proceedings shall have been instituted and continuing or, to the knowledge of the CommcoCCC Entities, shall have been threatened before a court or other government body or by any public authority to restrain or prohibit any of the transactions contemplated hereby or which, if determined adversely, would have a Material Adverse Effect on the CommcoCCC Assets.

     Section 8.4 COMMISSION CONSENT. The FCC Consent shall have become a Final Order and shall be in full force and effect on the Closing Date, and shall not impose any unusual or onerous conditions other than the NPRM or any other condition applicable to the owners or operators of 38 GHz Authorizations generally.

     Section 8.5 GOVERNMENTAL APPROVALS; CONSENTS. The waiting period applicable to the consummation of the Acquisition under the HSR Act shall have expired or been terminated and, all filings set forth on SCHEDULE 5.6 required to be made prior to the Closing Date by CommcoCCC shall have been made, and all consents, approvals and authorizations set forth on SCHEDULE 5.6, shall have been obtained.

     Section 8.6 OPINION OF COMMCOCCC'S COUNSEL. CommcoCCC shall have furnished Tech with opinions, dated the Closing Date, of Nelson Mullins Riley & Scarborough, L.L.P. with respect to corporate and general commercial law matters and of Covington and Burling with respect to FCC matters, each in form and substance reasonably acceptable to Tech.

     Section 8.7 NONCOMPETITION AGREEMENT. CCC, CMC and Columbia shall have executed and delivered the Noncompetition Agreement.

     Section 8.8 COMMCOCCC COVERAGE POPS. The Coverage Pops represented by the 38 GHz Authorizations conveyed to Tech on the Closing Date shall be not less than 87 million.

     Section 8.9 NASDAQ LISTING. The Tech Securities shall have been listed or approved for listing upon notice of issuance by the NASDAQ.

     Section 8.10 CERTIFICATE. The President or the Executive Vice President of CommcoCCC shall have executed and delivered a certificate certifying that the conditions set forth in Section 8.1, Section 8.2, and
Section 8.8 have been satisfied.